                                                                    EXHIBIT 23.1

The Board of Directors and Stockholders
Pennaco Energy, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

                                          KPMG LLP

Denver, Colorado
August 9, 1999